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                                                                      EXHIBIT 16

                            [DELOITTE & TOUCHE LLP]




July 24, 1996


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 paragraphs (i), (ii), and
(iv) of Form 8-K of PIMCO Advisors L.P. dated July 24, 1996.

Yours truly,



Deloitte & Touche LLP